Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter Results
Narrows 2024 Guidance

Philadelphia, PA, July 23, 2024 — Brandywine Realty Trust (NYSE: BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2024.
Management Comments
“We continue to make excellent progress on our 2024 business plan highlighted by exceeding our speculative revenue target at the midpoint of our guidance,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “Based on our 2024 first half leasing performance, we are raising our full year midpoint target by $1.0 million from $24.5 million to $25.5 million. We continue to make progress on other business plan metrics anticipating positive mark-to-market rental rate increases on both a cash and accrual basis for 2024. We continue to make progress on addressing our joint venture debt portfolio maturities with a new mortgage at Cira Square and a recapitalization of our MAP joint venture. We continue to address our forward lease expirations and our average annual lease expirations through 2026 is 5.7%, one of the lowest in the office sector.  Our liquidity is in excellent shape as we completed our previously announced refinancing of our 2024 unsecured bonds and we now have no unsecured bonds maturing until November 2027.  Based on the progress made on our 2024 business plan we are narrowing our FFO range from $0.90 to $0.97 per share to $0.91 to $0.96 per share.”
Second Quarter Highlights
Financial Results
•Net Income to common shareholders: $29.9 million, or $0.17 per diluted share. Our second quarter results include one-time, non-cash income totaling $53.8 million, or $0.31 per diluted share, related to recapitalizing one of our joint ventures, as discussed below.
•Funds from Operations (FFO): $38.0 million, or $0.22 per diluted share.
Portfolio Results
•Core Portfolio: 87.3% occupied and 88.5% leased.
•New and Renewal Leases Signed: 164,000 square feet wholly-owned and 501,000 square feet, including our joint ventures.
•Rental Rate Mark-to-Market: Increased 10.8% on an accrual basis and decreased (0.4%) on a cash basis.
•Same Store Net Operating Income: Decreased (1.3%) on an accrual basis and increased 2.4% on a cash basis
•Tenant Retention Ratio: 67%.

Recent Transaction Activity
Joint Venture Activity
•During June, we recapitalized our unconsolidated joint venture, referred to as the “MAP Joint Venture” with both the existing leasehold lender and fee ground owner.  The recapitalization encompassed a 5-year leasehold mortgage (inclusive of 2 one-year extensions) and the redemption of our former 50% partner in the leasehold interests for a nominal amount.

As part of this recapitalization, the leasehold lender will receive a 95% future interest in the portfolio’s cash flow and residual value.  Additionally, to facilitate the non-recourse restructuring, Brandywine and the fee owner agreed to acquire the leasehold estate in a 14 property industrial and flex portfolio from the MAP Joint Venture for $26.0 million in a newly formed 50/50 venture whose proceeds were primarily used to reduce the existing first mortgage.

The intention of this new venture is to market these properties for sale to unrelated third party buyers.  Prior to the recapitalization, Brandywine had a negative investment balance in the MAP joint venture and upon closing of the recapitalization recognized one-time, non-cash income totaling $53.8 million.  Brandywine will remain the managing member and property services provider for this portfolio.
2024 Finance / Capital Markets Activity
•As previously announced, we completed an underwritten public offering of $400 million aggregate principal amount of our 8.875% Guaranteed Notes due 2029 (the “2029 Notes”). Interest on the 2029 Notes is payable semi-annually on April 12 and October 12 of each year, commencing October 12, 2024. The offering of the 2029 Notes closed on April 12, 2024. The net proceeds from the offering, after deducting underwriting discounts and transaction expenses related to the offering, totaled approximately $391.9 million. We used the net proceeds from the offering of the 2029 Notes to fund the repayment in full of our $335.1 million in aggregate principal amount of our 4.10% Guaranteed Notes due October 1, 2024 and for general corporate purposes.

•As of June 30, 2024, we had a $25.0 million outstanding balance on our $600.0 million unsecured line of credit.

•As of June 30, 2024, we had $30.4 million of cash and cash equivalents on-hand.

•On May 6, 2024 our unconsolidated Cira Square Venture, in which we hold a 20% equity interest, obtained a new $160.0 million mortgage loan, which bears interest at a stated rate of 8.817% per annum and matures in June 2029. Proceeds from the new mortgage loan, together with equity contributed pro rata by the partners in the Cira Square Venture, funded repayment of the $257.0 million mortgage debt of the Cira Square Venture that had a July 2024 maturity.
Results for the Three and Six Month Periods Ended June 30, 2024
Net Income allocated to common shares totaled $29.9 million, or $0.17 per diluted share, in the second quarter of 2024 compared to a net loss of ($12.9) million, or ($0.08) per diluted share, in the second quarter of 2023. Our 2024 results includes the one-time, non-cash income amount totaling $53.8 million, or $0.31 per diluted share, related to the reversal of our negative investment balance in the MAP joint venture.
FFO available to common shares and units totaled $38.0 million, or $0.22 per diluted share, in the second quarter of 2024 as compared to $49.6 million, or $0.29 per diluted share, for the second quarter of 2023. Our second quarter 2024 payout ratio ($0.15 common share distribution / $0.22 FFO per diluted share) was 68.2%.
Net Income allocated to common shares totaled $13.2 million, or $0.08 per diluted share, in the first six months of 2024 compared to net loss of ($18.2) million, or ($0.11) per diluted share, in the first six months of 2023. Our 2024 results includes the one-time, non-cash income amount totaling $53.8 million, or $0.31 per diluted share discussed above.

Our FFO available to common shares and units for the first six months of 2024 totaled $79.2 million, or $0.45 per diluted share, versus $100.4 million, or $0.58 per diluted share, in the first six months of 2023. Our payout ratio for the first half 2024 ($0.30 common share distribution / $0.45 FFO per diluted share) was 66.7%.
Operating and Leasing Activity
In the second quarter of 2024, our same store Net Operating Income (NOI) excluding termination revenues and other income items decreased (1.3%) on an accrual basis and increased 2.4% on a cash basis for our 68 same store properties, which were 87.2% and 89.7% occupied on June 30, 2024 and 2023, respectively.
We leased approximately 164,000 square feet and commenced occupancy on 355,000 square feet during the second quarter of 2024. The second quarter occupancy activity includes 230,000 square feet of renewals, 88,000 square feet of new leases and 37,000 square feet of tenant expansions. We have an additional 144,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2024.
Our second quarter tenant retention ratio was 67% in our core portfolio with net negative absorption of (44,000) square feet during the second quarter of 2024. Second quarter rental rate growth increased 10.8% as our renewal rental rates increased 8.7% and our new lease/expansion rental rates increased 28.0%, all on an accrual basis.
At June 30, 2024, our core portfolio of 69 properties comprises 12.7 million square feet was 87.3% occupied and, as of July 19, 2024, we are now 88.5% leased (reflecting new leases commencing after June 30, 2024).
Dividend Distributions
On May 23, 2024, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 18, 2024 to shareholders of record as of July 3, 2024.
2024 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2024 loss per share guidance from $(0.36) - $(0.29) to $(0.01) - $0.04 per share and narrowing our 2024 FFO guidance from $0.90 - $0.97 to $0.91 - $0.96 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2024 FFO and earnings per diluted share:

Guidance for 2024		Range

(Loss) Income per diluted share allocated to common shareholders	$(0.01)	to	$0.04
Plus: real estate depreciation, amortization	1.23		1.23
Less: net gain on real estate venture transactions	(0.31)		(0.31)
FFO per diluted share	$0.91	to	$0.96

Our 2024 FFO key assumptions include:
•Year-end Core Occupancy Range: 87-88%;
•Year-end Core Leased Range: 88-89%;
•Rental Rate Growth (accrual): 11-13% increased to 12-13%;
•Rental Rate Growth (cash): 1-2%;
•Same Store (accrual) NOI Growth Range: (1)-1%;
•Same Store (cash) NOI Growth Range: 1-3%;

•Speculative Revenue Target: Increased $1.0 million from $24.0 - $25.0 million to $25.0 - $26.0 million, $25.6 million achieved at June 30, 2024;
•Tenant Retention Rate Range: 57-59% increased to 59-60%: 150 Basis Point Improvement;
•Interest Expense Range: $125 - $130 million;
•Property Acquisition Activity: None;
•Property Sales Activity (excluding land): $80 - $100 million;
•Joint Venture Activity: Recapitalization of our MAP joint venture and formation of a new 50/50 joint venture;
•Development Starts: None;
•Financing Activity: Completed the refinance of our 2024 Notes ($335.1 million outstanding);
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 176.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 156 properties and 22.3 million square feet as of June 30, 2024. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will hold our second quarter conference call on Wednesday July 24, 2024 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.
Looking Ahead – Third Quarter 2024 Conference Call
We expect to release our third quarter 2024 earnings on Tuesday, October 22 2024 after the market close and will host our third quarter 2024 conference call on Wednesday October 23, 2024 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2024 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of future debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; reliance on key personnel; and failure to maintain an effective system of internal control, including internal control over financial reporting. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2023. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	June 30, 2024	December 31, 2023
ASSETS
Real estate investments:
Operating properties	$3,546,602	$3,542,232
Accumulated depreciation	(1,192,146)	(1,131,792)
Right of use asset - operating leases, net	18,720	19,031
Operating real estate investments, net	2,373,176	2,429,471
Construction-in-progress	152,888	135,529
Land held for development	83,051	82,510
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,636,877	2,675,272
Cash and cash equivalents	30,369	58,319
Restricted cash and escrow	6,144	9,215
Accounts receivable	10,867	11,977
Accrued rent receivable, net of allowance of $1,332 and $2,672 as of June 30, 2024 and December 31, 2023, respectively	191,802	186,708
Investment in unconsolidated real estate ventures	680,136	601,227
Deferred costs, net	92,931	95,984
Intangible assets, net	6,672	7,694
Other assets	98,382	86,051
Total assets	$3,754,180	$3,732,447
LIABILITIES AND BENEFICIARIES' EQUITY
Secured debt, net	$267,851	$255,671
Unsecured credit facility	25,000	—
Unsecured term loan, net	331,646	318,499
Unsecured senior notes, net	1,617,063	1,564,662
Accounts payable and accrued expenses	115,531	123,825
Distributions payable	26,234	26,017
Deferred income, gains and rent	26,236	24,248
Intangible liabilities, net	7,786	8,270
Lease liability - operating leases	23,459	23,369
Other liabilities	13,977	63,729
Total liabilities	$2,454,783	$2,408,290
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 172,678,090 and 172,097,661 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,724	1,719
Additional paid-in-capital	3,171,011	3,163,949
Deferred compensation payable in common shares	20,456	19,965
Common shares in grantor trust, 1,252,467 and 1,194,127 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	(20,456)	(19,965)
Cumulative earnings	993,211	979,406
Accumulated other comprehensive income	6,117	(668)
Cumulative distributions	(2,879,378)	(2,827,022)
Total Brandywine Realty Trust's equity	1,292,685	1,317,384
Noncontrolling interests	6,712	6,773
Total beneficiaries' equity	$1,299,397	$1,324,157
Total liabilities and beneficiaries' equity	$3,754,180	$3,732,447

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Rents	$118,009	$118,133	$237,017	$238,981
Third party management fees, labor reimbursement and leasing	5,698	6,227	11,592	12,229
Other	1,639	1,522	3,221	3,899
Total revenue	125,346	125,882	251,830	255,109
Operating expenses
Property operating expenses	31,353	31,891	63,632	65,485
Real estate taxes	12,535	11,571	25,127	26,173
Third party management expenses	2,426	2,557	4,969	5,196
Depreciation and amortization	44,187	47,079	89,229	92,679
General and administrative expenses	8,941	9,360	20,045	18,842
Provision for impairment	6,427	4,468	6,427	4,468
Total operating expenses	105,869	106,926	209,429	212,843
Gain on sale of real estate
Net gain on sale of undepreciated real estate	—	—	—	781
Total gain on sale of real estate	—	—	—	781
Operating income	19,477	18,956	42,401	43,047
Other income (expense):
Interest and investment income	1,512	520	1,933	1,025
Interest expense	(29,494)	(23,669)	(54,543)	(46,322)
Interest expense - amortization of deferred financing costs	(1,415)	(1,114)	(2,506)	(2,141)
Equity in loss of unconsolidated real estate ventures	(14,507)	(7,598)	(28,095)	(13,765)
Net gain on real estate venture transactions	53,762	181	53,733	181
Gain on early extinguishment of debt	941	—	941	—
Net income ( loss) before income taxes	30,276	(12,724)	13,864	(17,975)
Income tax provision	(9)	(13)	(11)	(38)
Net income (loss)	30,267	(12,737)	13,853	(18,013)
Net (income) loss attributable to noncontrolling interests	(94)	41	(48)	58
Net income (loss) attributable to Brandywine Realty Trust	30,173	(12,696)	13,805	(17,955)
Nonforfeitable dividends allocated to unvested restricted shareholders	(277)	(204)	(613)	(274)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$29,896	$(12,900)	$13,192	$(18,229)
PER SHARE DATA
Basic income (loss) per Common Share	$0.17	$(0.08)	$0.08	$(0.11)
Basic weighted average shares outstanding	172,563,136	171,962,162	172,385,087	171,818,463
Diluted income (loss) per Common Share	$0.17	$(0.08)	$0.08	$(0.11)
Diluted weighted average shares outstanding	174,695,651	171,962,162	174,342,151	171,818,463

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$29,896	$(12,900)	$13,192	$(18,229)
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	91	(41)	42	(57)
Nonforfeitable dividends allocated to unvested restricted shareholders	277	204	613	274
Net loss on real estate venture transactions	(53,762)	(181)	(53,733)	(181)
Provision for impairment	6,427	4,468	6,427	4,468
Depreciation and amortization:
Real property	38,368	39,119	77,485	77,749
Leasing costs including acquired intangibles	4,904	7,103	9,923	13,243
Company’s share of unconsolidated real estate ventures	12,294	12,145	26,146	23,709
Partners’ share of consolidated real estate ventures	—	(4)	—	(8)
Funds from operations	$38,495	$49,913	$80,095	$100,968
Funds from operations allocable to unvested restricted shareholders	(467)	(309)	(886)	(533)
Funds from operations available to common share and unit holders (FFO)	$38,028	$49,604	$79,209	$100,435
FFO per share - fully diluted	$0.22	$0.29	$0.45	$0.58
Weighted-average shares/units outstanding — fully diluted	175,211,246	172,797,873	174,857,745	172,811,483
Distributions paid per common share	$0.15	$0.19	$0.30	$0.38
FFO payout ratio (distributions paid per common share/FFO per diluted share)	68%	66%	67%	66%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 2nd QUARTER
(unaudited and in thousands)

Of the 72 properties owned by the Company as of June 30, 2024, a total of 68 properties ("Same Store Properties") containing an aggregate of 12.4 million net rentable square feet were owned for the entire three months ended June 30, 2024 and 2023. As of June 30, 2024, two properties were recently completed, and two properties were in development/redevelopment. The Same Store Properties were 87.2% and 89.7% occupied as of June 30, 2024 and 2023, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2024	2023
Revenue
Rents	$109,488	$109,595
Other	306	251
Total revenue	109,794	109,846
Operating expenses
Property operating expenses	28,922	28,464
Real estate taxes	11,976	10,774
Net operating income	$68,896	$70,608
Net operating income - percentage change over prior year	(2.4)%
Net operating income, excluding other items	$69,568	$70,479
Net operating income, excluding other items - percentage change over prior year	(1.3)%
Net operating income	$68,896	$70,608
Straight line rents & other	46	(1,872)
Above/below market rent amortization	(235)	(285)
Amortization of tenant inducements	220	143
Non-cash ground rent expense	240	251
Cash - Net operating income	$69,167	$68,845
Cash - Net operating income - percentage change over prior year	0.5%
Cash - Net operating income, excluding other items	$69,599	$67,980
Cash - Net operating income, excluding other items - percentage change over prior year	2.4%
	Three Months Ended June 30,
	2024	2023
Net income (loss):	$30,267	$(12,737)
Add/(deduct):
Interest and investment income	(1,512)	(520)
Interest expense	29,494	23,669
Interest expense - amortization of deferred financing costs	1,415	1,114
Equity in loss of unconsolidated real estate ventures	14,507	7,598
Net gain on real estate venture transactions	(53,762)	(181)
Gain on early extinguishment of debt	(941)	—
Depreciation and amortization	44,187	47,079
General & administrative expenses	8,941	9,360
Income tax provision	9	13
Provision for impairment	6,427	4,468
Consolidated net operating income	79,032	79,863
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(10,136)	(9,255)
Same store net operating income	$68,896	$70,608

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – SIX MONTHS
(unaudited and in thousands)

Of the 72 properties owned by the Company as of June 30, 2024, a total of 68 properties ("Same Store Properties") containing an aggregate of 12.4 million net rentable square feet were owned for the entire six months ended June 30, 2024 and 2023. As of June 30, 2024, two properties were recently completed, and two properties were in development/redevelopment. The Same Store Properties were 87.2% and 89.7% occupied as of June 30, 2024 and 2023, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2024	2023
Revenue
Rents	$220,865	$222,185
Other	576	536
Total revenue	221,441	222,721
Operating expenses
Property operating expenses	58,246	58,959
Real estate taxes	24,025	24,181
Net operating income	$139,170	$139,581
Net operating income - percentage change over prior year	(0.3)%
Net operating income, excluding other items	$139,805	$139,377
Net operating income, excluding other items - percentage change over prior year	0.3%
Net operating income	$139,170	$139,581
Straight line rents & other	(914)	(4,733)
Above/below market rent amortization	(481)	(571)
Amortization of tenant inducements	370	281
Non-cash ground rent expense	483	504
Cash - Net operating income	$138,628	$135,062
Cash - Net operating income - percentage change over prior year	2.6%
Cash - Net operating income, excluding other items	$138,612	$133,497
Cash - Net operating income, excluding other items - percentage change over prior year	3.8%
	Six Months Ended June 30,
	2024	2023
Net income (loss):	$13,853	$(18,013)
Add/(deduct):
Interest income	(1,933)	(1,025)
Interest expense	54,543	46,322
Interest expense - amortization of deferred financing costs	2,506	2,141
Equity in loss of unconsolidated real estate ventures	28,095	13,765
Net gain on real estate venture transactions	(53,733)	(181)
Net gain on sale of undepreciated real estate	—	(781)
Gain on early extinguishment of debt	(941)	—
Depreciation and amortization	89,229	92,679
General & administrative expenses	20,045	18,842
Income tax provision	11	38
Provision for impairment	6,427	4,468
Consolidated net operating income	158,102	158,255
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(18,932)	(18,674)
Same store net operating income	$139,170	$139,581